Exhibit 1A-2B

BY-LAWS OF Atlis Motor Vehicles Inc. A DELAWARE CORPORATION ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE Section 1. The registered office of the c01poration in the State of Delaware shall be 16192 Coastal Highway, in the city of Lewes, County of Sussex. The registered agent in charge thereof shall be Hfilvard Business Se1vices, Inc. Section 2. The c01poration may also have offices at such other places as the Board of Directors may from time to time designate, in any State or Counhy around the world. ARTICLE II-SEAL Section 1. The co1porate seal shall have insc1ibed thereon the name of the co1poration, the yefil· of its orgfilnzation and the words "C01porate Seal, Delawfil·e" or " Seal Delawfil·e" . ARTICLE III- STOCKHOLDERS MEETINGS Section 1. Meetings of stockholders may be held at any place, either within or without the State of Delaware and the USA, as may be selected from time to time by the Bofil·d of Directors. Section 2. Regular Meetings: Regulfil· meetings of the stockholders shall be held without notice according to the schedule ofthe regulfil·meetings of the stockholders winch shall be distlibuted to each stockholder at the first meeting each yefil·. The regulfil· meetings shall be held at such place as shall be detennined by the Bofil·d. Regulfil· meetings shall not be required if deemed mmecessfily by the Bofil·d. Section 3. Election of Directors: Elections of the Directors of the co1poration need not be by wiitten ballot, in accordfil1ce with the Delawfil·e General Corporation Law (DGCL ). Section 4. Special Meetings: Special meetings of the stockholders may be called at any time by the president, or the Board of Directors, or stockholders entitled to cast at least one-fifth of the votes which all stockholders fil·e entitled to cast at the paiticulfil· meeting. Upon written request of any person or persons who have duly called a special meeting, it shall be tl1e duty oftl1e secretfily to fix tl1e date, place and time of the meeting, to be held not more than tlmty days after the receipt of tl1e request, and to give due notice tl1ereofto all the persons entitled to vote at tl1e meeting. Business at all special meetings shall be confined to tl1e objects stated in the call and tl1e matters ge1mane thereto, mtless all stockholders entitled to vote fil·e present filld consent. W1itten notice of a special meeting of stockholders stating the time and place of the meeting, and the object thereof, shall be given to each stockholder entitled to vote at least 15 days prior, unless a greater pe1iod of notice is required by statute in a pfilticulfil· case. Section 5. Ouonun: A maj01ity oftl1e outstfil1ding shru.·es of the c01poration entitled to vote, represented in a person or by proxy, shall constitute a quonun at a meeting of stockholders. Ifless thru.1 a maj 01ity of the outstfil1ding shru.·es entitled to vote is represented at a meeting, a maj 01ity of tl1e shfil·e s so represented, may adjourn the meeting at anytime witl10ut fmther notice. The stockholders present at a duly orgfilrize d meeting may continue to ti·ansact business m1til adj mmunent, notwithstanding the witl1drawal of enough stockholders to leave less thfil1 a quomm. Section 6. Proxies: Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to c01porate action in wiiting without a meeting may autl101ize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after one yefil· from its date, mtless the proxy provides for a longer pe1iod, as allowable by law. A duly executed proxy shall be iITevocable ifit states tliat it is irrevocable filld if, filld only as long as, it is coupled with an interest sufficient in law to supp01t an i1rnvocable power. A proxy may be inevocable regfil·dless of whether tl1e interest witl1 winch it is coupled is fill interest in tl1e stock itself or fill interest in the co1poration generally. All proxies shall be filed witl1 the Secretfily of the meeting before being voted upon. Section 7. Notice of Meetings: Whenever stockholders fil·e required or pennitted to take filly action at a meeting, a wiitten notice of the meeting shall be given which shall state tl1e place, date and 15 hotu· of the meeting, and, in the case of a special meeting, the ptupose or pmposes for which the meeting is called. Unless othe1wise provided by law, written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. Section 8. Consent In Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any ammal or special meeting of such stockholders, may be taken without a meeting, without piior notice and witl1out a vote, if a consent in wiiting, setting f01th tl1e action so taken, shall be signed by fue holders of outstanding stock having not less than the minimum number of votes that would be necessaiy to auth01ize or take such action at a meeting at which all shares entitled to vote fuereon were present and voted. Prompt notice of the taking of the c01porate action without a meeting by less fuan U11airimous wiitten consent shall be given to those stockholders who have not consented in wiiting. Section 9. List of Stockholders: The officer who has chaige of the stock ledger of tl1e c01poration shall prepai·e and make, at least ten days before eve1y meeting airnnged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. No sl1a1·e of stock of which ai1y installn.ient is due and m1paid shall be voted at any meeting. The list shall not be open to the examination of any stockholder, for any purpose, except as required by Delawai·e law. The list shall be kept eifuer at a place witlrin fue city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at fue place where the meeting is to be held. The list shall be pi·oduced and kept at fue time and place oftl1e meeting dtuing tl1e whole time thereof, and may be inspected by any stockholder who is present. ARTICLE IV - DIRECTORS Section 1. The business and affairs of tllis corporation shall be managed by its Boai·d of Directors. Each director shall be elected for a tenn of one yeai·, and until his successor shall qualify or until his ea1iier resignation or removal. Section 2. Regulai· Meetings: Regu.lai· meetings offue Boai-d of Directors shall be held witl1out notice according to the schedule of tl1e regular meetings of fue Board of Directors which shall be distiibuted to each Board member at the first meeting each yeai·. The regular meetings shall be held at such place as shall be detennined by the Board. Regular meetings, in excess of tl1e one Annual meeting (Alt. III Sec. 2) shall not be req1lired if deemed Ullllecessaiy by fue Boai-d. Section 3. Special Meetings: Special meetings oftl1e Boai·d of Directors may be called by tlie Chainnan of tl1e Boai·d of Directors on 5 days notice to all directors, eitl1er personally or by mail, cotuier service, E-Mail or telecopy; special meetings may be called by fue President or Secretaiy in like manner and on like notice by wiitten request to tl1e Chainnan of the B oai-d of Directors. Section 4. Ouomm: A maj01ity offue total number of directors shall constitute a quorum of any regu.lai· or special meetings of the Directors for the ti·ansaction of business. Section 5. Consent In Lieu of Meeting: Any action required or pennitted to be taken at ai1y meeting of the Boai·d of Directors, or of any committee thereof, may be taken without a meeting if all members of the Boai·d or committee, as fue case may be, consent tl1ereto in wiiting, and the wiiting or wiitings are filed with tlie 1ninutes of proceedings offue Boai·d or conunittee. The Boai·d of Directors may hold its meetings, and have an office or offices anywhere in tl1e world, witllin or outside of the state ofDelawai·e. Section 6. Conference Telephone: Directors may paiticipate in a meeting of fue Boai·d, of a committee of the Boai-d or of the stockholders, by means of voice conference telephone or video conference telephone or silnilai· conumulications eq1lipment by meaiis of wllich all pers01is paiticipating in the meetil1g can heai· each oilier. Paiticipation m this manner shall co1istitute pi·esence i11 person at such meeting. Section 7. Compensation: Directors as such shall not receive any stated salaiy for fueil· services, but by resolution of tl1e B oai·d, a fixed sum per meeting and any expe1ises of attendance, may be allowed for attendai1ce at each regu.lai· or special meeting of the Boai·d. Nothing herei11 contained shall be c01istlued to preclude any director from serving the c01poration in any other capacity and receiving compensation tliere fore. 16 stockholder. The demand under oath shall be directed to the c01poration at its registered office or at its principal place of business. ARTICLE VIII- STOCK CERTIFICATES, DIVIDENDS, ETC. Section 1. The stock certificates of the corporation shall be numbered and registered in the Stock Transfer Ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the President and the Secretary. Section 2. Trai1Sfers: Transfers of the shares shall be made on the books of the corporation upon smi:ender of the certificates therefore, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No trai1sfer shall be made which is inc011Sistent with applicable law. Section 3. Lost Certificate: The c01poration may issue a new stock certificate in place of any certificate theretofore signed by it, alleged to have been lost, stolen, or destroyed. Section 4. Record Date: In order that the corporation may determine stockholders entitled to notice of or to vote at any meeting of stockholders on any adjommnent thereof, or to express consent to c01porate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotlnent of any rights, or entitled for tl1e pmpose of any other lawful action, tl1e B oai·d of Directors may fix, in advai1ce , a record date, which shall not be more tl1ai1 sixty days prior to ai1y other action. Ifno record date is fixed: (a)The record date for detennining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if the notice is waived, at the close oftl1e business on the day next preceding the day on which the meeting is held. (b )The record date for which determining stockholders entitled to express consent to c01porate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be tl1e day on which the first written co11Sent is expressed. ( c )The record date for determining stockholders for any other pmpose shall be at the close of business on tl1e day on which tlie Boai·d of Directors adopts tl1e resolution relating tliereto. ( d)A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjom1unent of the meeting: provided, however, that the Board of Directors may fix a new record date for the adjomned meeting. Section 5. Dividends: The Boai·d of Directors may declai·e and pay dividends upon the outstanding shai·es of the co1poration from time to time and to such extent as they deem advisable, in tl1e manner ai1d upon the tenns ai1d conditions provided by statute and the Ce1tificate of Incorporation. Section 6. Reserves: Before payment of any dividend there may be set aside out of the net pi·ofits of the c01poration such sum or smns as the directors, from time to time, in their absolute discretion, tllink pi·oper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining the property of the c01poration, or for such other pmpose as the directors shall tllink conducive to the interests of the corporation, ai1d the directors may abolish any such reserve in the maimer in winch it was created. ARTICLE IX- MISCELLANEOUS PROVISIONS Section 1. Checks: All checks or demands for money and notes of tl1e corporation shall be signed by such officer or officers as tl1e Board ofDirectors may from time to time designate . Section 2. Fiscal Year·: The fiscal year· shall begin on the first day of January of every year·, unless tllis section is ainended according to Delawai·e Law. Section 3. Notice: Whenever written notice is required to be given to ai1y person, it may be given to such a person, either personally or by sending a copy thereoftl1rough the mail, or by telecopy (FAX), or by telegram, chai·ges prepaid, to his address appearing on tl1e books of tl1e corporation of tl1e corporation, or supplied by llim to tl1e corporation to have been given to the person entitled thereto when deposited in the U!lited States mail or with a telegraph office for ti·ans1nission to such person. Such notice shall specify tl1e place, day and hom of meeting and, in the case of a special meeting of stockholders, the general natme of business to be transacted. 17 Section 4. Waiver of Notice: Whenever any wiitten notice is required by statue, or by Certificate or the by-laws of this corporation a waiver thereof in wiiting, signed by the person or persons entitled to such a notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in tl1e case of a special meeting of stockholders, neither tl1e business to be transacted nor the pwpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express pwpose of objecting to tl1e transaction of any business because the meeting was mtlawfully convened. Section 5. Disallowed Compensation: Any payments made to an officer or employee of the cmporation such as a salaiy, commission, bonus, interest, rent, travel or ente1tainment expense incmrnd by him, which shall be disallowed in whole or in pait as a deductible expense by the Internal Revenue Service, shall be reimbmsed by such officer or employee to the cmpmation to the full extent of such disallowai.1ce. It shall be the duty oftl1e directors, as a Boai·d, to enforce payment of each ainount disallowed in lieu of payment by the officer or employee, subject to the detennination of the directors, propmtionate amounts may be witltl1eld from his fhtme compensation payments until the ainount owed to the cmporation has been recovered. Section 6. Resignations: Any director or other officer may resign at any time, such resignation to be in wiiting, and to take effect from tl1e time of its receipt by the corporation, rutless some time to be fixed in the resignation and then from that date. The acceptai.1ce of a resignation shall not be required to make it effective. ARTICLE X - LIABILITY Section 1. Stockholder liability is limited to the stock held in the cmporation. Section 2. No director shall be personally liable to the C01poration or its stockholders for monetaiy dainages for any breach offiduciaiy duty by such director as a director. Notwithstanding tlie foregoing sentence, a director shall be liable to tl1e extent provided by applicable law, (i) for breach of the directm's duty ofloyalty to the C01poration or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pmsuai.1t to Section 174 of tlie Delawai·e General Co1poration Law or (iv) for any transaction from which tl1e director de1ived ai.1 improper personal benefit. No ainendment to or repeal of this Alticle Eighth shall apply to or have ai1y effect on the liability or alleged liability of any director of the Cmporation for or witl1 respect to ai.1y acts or omissions of such director occtming p1ior to such amendment. ARTICLE XI - AMENDMENTS Section 1. These bylaws may be ainended or repealed by the vote of stockholders entitled to cast at least a majmity of the votes which all stockholders ai·e entitled to cast tl1ereon, at any regulai· or special meeting of the stockholders, duly convened after notice to the stockholders oftllat prupose.